Exhibit 99.1

Investor Relations investor.relations@aa.com

FOR RELEASE: February 8, 2023

AMERICAN AIRLINES ANNOUNCES PROPOSED OFFERING OF SENIOR SECURED NOTES

FORT WORTH, Texas — American Airlines, Inc. (the “Company”), a subsidiary of American Airlines Group Inc. (the “Guarantor”)(NASDAQ: AAL), today announced a proposed private offering of $750 million aggregate principal amount of senior secured notes due 2028 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by the Guarantor.

The Company expects to use the proceeds from the offering of the Notes to repay a portion of the term loans outstanding under the term loan credit facility established under the Amended and Restated Credit and Guaranty Agreement, dated May 21, 2015, among the Company, the Guarantor, the lenders from time to time party thereto and certain other parties thereto (the “2013 Credit Agreement”), and to pay related fees and expenses. The Company expects that any term loans not repaid from the net proceeds of the Notes will be amended to extend the maturity date to February 2028. The final terms and amounts of the Notes are subject to market and other conditions, and may be materially different than expectations.

The Notes will be secured on a first lien basis by certain slots, gates and routes collateral that the Company uses to provide non-stop scheduled air carrier services between (a) certain airports in the United States and (b) airports in South America and New Zealand. The collateral that will secure the Notes on a first lien basis also secures the credit facilities under the 2013 Credit Agreement on a first lien, pari passu basis with the Notes.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any other securities laws of any jurisdiction and will not have the benefit of any exchange offer or other registration rights. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements contained or referred to herein, including those regarding the proposed offering, should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in American Airlines Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), as updated by Exhibit 99.2 attached to American Airlines Group Inc.’s Current Report on Form 8-K filed on February 8, 2023, and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

###